Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alex Martin and Marella Thorell, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to file a registration statement with the U.S. Securities and Exchange Commission on behalf of Realm Therapeutics plc (the “Company”) on Form F-1 for the registration of ordinary shares of the Company (the “Registration Statement”) and to sign any and all amendments to such Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Charles Spicer	Chairman of the Board of Directors	27 April 2018
Charles Spicer

/s/ Joseph William Birkett	Director	11 April, 2018
Joseph William Birkett

/s/ Ivan Gergel	Director	12 April, 2018
Ivan Gergel

/s/ Balkrishan (Simba) Gill	Director	11 April, 2018
Balkrishan (Simba) Gill

/s/ Sanford (Sandy) Zweifach	Director	1 May, 2018
Sanford (Sandy) Zweifach